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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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      Date of Report (Date of Earliest Event Reported): September 30, 2002


                          FRANKLIN CAPITAL CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


               1-9727                                    13-3419202
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      (Commission File Number)             (I.R.S. Employer Identification No.)


     450 PARK AVENUE, 10TH FLOOR
         NEW YORK, NEW YORK                                  10022
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(Address of Principal Executive offices)                   (Zip Code)


                                 (212) 486-2323
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               (Registrant's Telephone Number, Including Area Code


                                 NOT APPLICABLE
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          (Former Name or Former Address, if changed Since Last Report)

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ITEM 5.    OTHER EVENTS.

           On Monday, September 30, 2002, Excelsior Radio Networks, Inc. ("Excelsior"), a subsidiary of Franklin Capital Corporation (the "Company"), refinanced $2,250,000 of indebtedness owing to Change Technology Partners, Inc. ("Change") pursuant to a note entered into by Excelsior in favor of Change on August 28, 2001. The refinancing was funded by Sunshine II, LLC ("Sunshine"), another shareholder of Excelsior, pursuant to a Credit Agreement dated as of September 30, 2002 between Excelsior and Sunshine. The obligations under the Credit Agreement are guaranteed by Dial Communications Global Media, Inc. ("Dial"), a subsidiary of Excelsior, and secured by all of the accounts receivable and proceeds of accounts receivable of Excelsior and Dial. In connection with the refinancing, Excelsior issued to Sunshine a warrant for the purchase of 816,551 shares of Excelsior common stock, $.01 par value, at a strike price of $1.20 per share. The warrant expires September 30, 2012. In addition, Excelsior issued to the Company a warrant for the purchase of 74,232 shares of Excelsior common stock, having the same strike price and expiration date as the warrant referred to above. In connection with the refinancing, Phoenix Enterprises LLC ("Phoenix") and Sunshine also agreed to extend until October 31, 2002 the maturity of $750,000 in aggregate principal amount of indebtedness of Excelsior owing to Phoenix and Sunshine.

           In a related transaction, Sunshine purchased from the Company 773,196 shares of the common stock of Excelsior for an aggregate purchase price of $1,500,000, pursuant to a stock purchase agreement between Sunshine and Franklin. After giving effect to the purchase of the common stock, Sunshine owns approximately 30.9% and the Company owns 59.1% of the issued and outstanding common stock, and voting power, of Excelsior. On a fully diluted basis, after giving effect to the exercise of all of the outstanding warrants, including the warrants referred to above, and the conversion of Sunshine's outstanding preferred stock of Excelsior into common stock, Sunshine and the Company own a total of approximately 57.0% and 29.3%, respectively, of the common stock of Excelsior. The remaining common stock of Excelsior is owned by Change. In addition, on or before the earlier of November 30, 2002 and the next annual meeting of Excelsior, the Company and Sunshine have agreed, based on the current fully diluted stock ownership, to vote their shares of common stock of Excelsior to cause the election to the board of directors of Excelsior of two designees of the Company and five designees of Sunshine.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

                     a, b.     Not applicable.

                     c.        Exhibits:

10.1 Credit Agreement dated as of September 30, 2002 between Excelsior and Sunshine.

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10.2     Stock Purchase Agreement dated as of October 3, 2002 between the
         Company and Sunshine.



















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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          FRANKLIN CAPITAL CORPORATION

Date: October 8, 2002                     By:  /s/ Stephen L. Brown
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                                               Stephen L. Brown
                                               Chairman















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                                 EXHIBIT INDEX



10.1 Credit Agreement dated as of September 30, 2002 between Excelsior and Sunshine.

10.2 Stock Purchase Agreement dated as of October 3, 2002 between the Company and Sunshine.